EX-10.8

                                CUSTODY AGREEMENT

This agreement made this ____ day of ________________, 19___ between NOAH and Fund (hereinafter called "Customer") and CoreStates Bank, N.A. (hereinafter called "Agent").

                                   WITNESSETH:

1.   Appointment of Agent
     --------------------
Customer hereby appoints Agent as its agent and custodian, and Agent hereby accepts such appointment and agrees to act as agent and custodian on the terms hereinafter specified.

2.   Custody of Assets
     -----------------
Agent shall act as custodian of all cash, securities, evidences of indebtedness and other property, including all income thereon and proceeds from the sale or maturity thereof (collectively, the "Assets") from time to time delivered to or received by it for Customer. The Assets shall be held in the appropriate custodial account established from time to time upon Customer's written request and shall be segregated at all times (except for cash and Assets held in book entry form which shall be appropriately designated as property of Customer) from the securities and property of any other person or entity. If any of the assets are securities eligible for deposit in a central deposit in a central depository system, Agent is hereby authorized to deposit those securities in that system.

3.   Reports
     -------
Agent shall forward or cause to be forwarded to Customer any financial reports, proxy statements, tender offers or other materials received by it with respect to Assets registered in the name of the Nominees. Agent shall promptly forward or cause to be forwarded to Customer all proxies with respect to such Assets executed in blank by the appropriate Nominees together with all pertinent information and documents received by Agent in connection with such proxies.

4.   Income of Assets
     ----------------
Agent will collect the income and after deducting any charges and expenses, remit the net income to the Customer or reinvest the income or transfer the net income to principal periodically in accordance with the Customer's instructions.

(a) Unless otherwise instructed in writing, Agent shall retain in the appropriate account of Customer any stock dividends, subscription rights and other non-cash distributions on the Assets, or the proceeds from the sale of any distributions.

(b) Agent or its Nominee is hereby authorized to sign any declarations, endorsements, affidavits, certificates of ownership or other documents which may be required with respect to all coupons, registered interest, dividends or other income on the Assets.

5.   Purchases and Sales of Assets
     -----------------------------
Agent shall promptly effect purchases and sales of the Assets in accordance with Customer's instructions from time to time, and shall take all steps necessary or advisable to collect the proceeds of any Assets which are sold, redeemed or which have matured and shall promptly deposit said proceeds in the appropriate account designated by Customer from time to time, provided that Agent shall not be responsible for the collection of Assets called for redemption or otherwise payable (other than by reason of sale or other disposition by Agent) unless notice thereof is published in national financial reporting services to which Agent subscribes, or notice is otherwise received by Agent. Agent shall not be under any duty to advise or recommend any sales or purchases of Assets for Customer's account.

6.   Limitation of Liability, Responsibilities
     -----------------------------------------
(a) Agent shall not be liable for any loss or damage suffered by Customer as the result of any act or omission of any broker or other agent engaged by Customer in effecting purchases, sales or exchanges of Assets except to the extent of any liability caused by (i) the negligent, reckless or willful conduct of Agent or its subagent or subcustodian, or (ii) the failure of Agent or its subagent or subcustodian to perform any act required in this Agreement. Agent shall not be liable for loss or damage caused directly or indirectly by invasion, insurrection, riot, war, nuclear disaster, order of civil authority or any other causes beyond its control.

(b) Agent shall not be responsible to file any tax returns or pay any taxes due in connection with the Assets held hereunder and the income therefrom.

(c) Agent shall be under no obligation to advise the Customer of due or tender dates for those Assets which have tender options attached to, stamped on, or incorporated in the Asset itself.

7.   Statements
     ----------
Agent shall deliver to Customer a monthly statement of all accounts maintained hereunder showing all receipts, disbursements and other transactions affecting the Assets during the preceding month and a statement of the cost and market value of each of the Assets at the end of the preceding month. The scope, content and frequency of the statements required hereunder may be changed from time to time upon the mutual written agreement of the parties hereto.

8.   Withdrawal of Assets
     --------------------
(a) Any securities and evidences of indebtedness included in the Assets may be withdrawn from Agent in accordance with Customer's instructions, provided, however, that except as provided below, such instructions shall direct that the delivery of any such securities and evidences of indebtedness by Agent shall be made only to (i) a bank shown in Exhibit 1, or its Nominee, (ii) a broker, shown in Exhibit 1, or its Nominee, (iii) in the case of commercial paper, to the obligor upon payment. In the event the instructions direct the delivery of Assets to any person or entity other than as set forth above, such instructions shall be in writing and countersigned by a President, Vice President, Secretary or Treasurer of Customer or otherwise be authorized pursuant to a resolution duly adopted and provided to Agent in accordance with paragraph 10(c) below.

(b) Upon receipt of such instructions and subject to the terms and conditions thereof, Agent shall deliver the items specified therein to the person or entity designated and shall obtain a proper receipt therefore.

(c) In connection with the sale of any Assets, Agent shall make delivery of such Assets only against payment therefore, in federal funds or by certified check or bank cashiers check, provided that, consistent with customary practice at the place of delivery. Agent may (i) make delivery for inspection prior to sale at buyer's location, upon delivery to Agent of a proper receipt therefore, to a member of registered national securities exchange or bank or trust company. In no event shall Agent be liable hereunder for not delivering Assets in accordance with Customer's instructions where such delivery is withheld by reason of the purchaser's inability or unwillingness to make a payment therefore in federal funds or by certified or bank cashier's check or as otherwise provided in this paragraph 8(c).

(d) Any cash included in the Assets may be withdrawn from Agent in accordance with written instructions provided, however, that subject to a transfer or other disposition of securities by bookkeeping entry in connection with Agent's participation (through its agent) the Federal Reserve/Treasury book-entry system, Agent shall make payments of cash to, or from the account of, Customer only (i) upon the purchase of securities or other Assets and delivery of such securities or other Assets to Agent in proper form for transfer; (ii) to Customer's account with CoreStates Bank, N.A. or with such other bank as Customer may designate by written instructions from time to time; (iii) for the payment of Agent's expenses and fees authorized in this Agreement; (iv) for payments in connection with the conversion, exchange or surrender of securities included in the Assets; or (v) for other proper purposes. In making any cash payments, Agent shall first receive instructions requesting such payment and stating the purpose therefore, and in the case of a payment under clause (v) above, such instructions shall, except as otherwise authorized pursuant to a resolution duly adopted by the Customer or provided to Agent in accordance with paragraph 10(c) below, be in writing and shall be countersigned by the President, Vice President, Secretary or Treasurer of Customer.

(e)  Agent  shall  promptly   notify  the  Treasurer  of  the  Customer  of  all
     withdrawals from or deliveries to Agent for Customer's account hereunder.

9.   Indemnity
     ---------
With respect to any Assets received by Agent and registered in the name of Agent or Agent's subagent or subcustodian or nominee or held on behalf of Customer in Book Entry at a central depository system. Agent shall be fully responsible and liable for and shall indemnify and hold Customer harmless against any loss, damage or expense (including attorney's fees and amounts paid with Agent's consent in settlement of any claim or action) which Customer may sustain resulting from (i) any act of Agent, its subagent or subcustodian or nominee, or any employee or other agent of any of them which has not been authorized hereunder, or (ii) any failure by Agent or its subagent or subcustodian or nominee, to perform any of its obligations under this Agreement. Except with respect to the extent same may result, directly or indirectly from any negligent act or omission or willful or reckless misconduct of Agent, its subagent or subcustodian or nominee, or any employee or other agent or any of them or any failure of Agent or its subagent or subcustodian or nominee, to perform any of Agent's obligations under this Agreement. Customer shall indemnify and hold Agent or any subagent, subcustodian or nominee harmless against any loss, damage or expense (including attorney's fees and amounts paid, with Customer's consent, in settlement of any claim or action) which Agent or any subagent, subcustodian, or nominee may sustain resulting from its performance in accordance with this Agreement.

10.  Instructions, Notices and Authorized Persons
     --------------------------------------------
(a) As used in this Agreement, the term "Instructions" or "Instructed" means a request or order given or delivered to Agent by the President, Vice President, Secretary, Treasurer, or a duly appointed investment advisor of Customer. Unless specifically required herein to be in writing, instructions may be oral or written; provided that any oral instructions shall be promptly confirmed in writing. Failure to provide a written confirmation of oral instructions shall not validate any such instructions.

(b) Any notices, confirmations and receipts required hereunder to be delivered by Agent to Customer, unless otherwise specifically provided, shall be delivered by Agent to the Treasurer of Customer.

(c) Customer will from time to time file with Agent a certified copy of a Corporate Resolution authorizing person or persons to give proper instructions and specifying the class of instructions that may be given by each person to Agent under this Agreement.

(d) Agent may rely and shall be protected in acting upon any oral or written (including telegraph and other mechanical) instructions, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed, forwarded, or presented by customer.

11.  Fees and Expenses
     -----------------
As compensation for its services under this Agreement, Agent may retain those fees which are specified in its published or otherwise generally applicable fee schedule in effect at the time its services are being rendered. Customer recognizes that this schedule might be changed from time to time with prior notice to Customer.

Administrative Fee:       1.00 basis points on the first $2.5 billion
                           .75 basis points on the next $2.5 billion
                           .50 basis points on the next $5 billion
                           .40 basis points on the remainder

Minimum Fee:              $5,000

Transaction Fees:         $4.00 per trade and maturity through Depository
                               Trust Company
                          $10.00 per trade and maturity clearing book entry
                               through Federal Reserve
                          $30.00/transaction for GIC contracts/Physical
                               Securities
                          $10.00 per trade and maturity clearing through
                               Participants Trust Company
                          $4.00 paydowns on mortgage backed securities
                          $5.50 Fed wire charge on Repo collateral in/out
                          $5.50/$4.50 other wire transfers in/out
                          $5.50 dividend reinvestment
                          $2.50 Fed charge for sale/return of collateral
                          $8.00 Futures contracts
                          $15.00 Options

12.  Amendments or Termination
     -------------------------
This Agreement contains the entire understanding between Customer and Agent concerning the subject matter of this Agreement, supersedes all other Custody Agreements of dates previous and may be amended only in writing signed by both parties. No term or provision of this Agreement may be modified or waived unless in writing and signed by the party against whom such waiver or modification is sought to enforce. Either party's failure to insist at any time upon strict compliance with this Agreement or with any of the terms hereunder, or any continued course of such conduct on the part of either party shall in no event constitute or be considered a waiver by either party of any of its rights hereunder. This Agreement may be terminated at any time provided such effective time shall be not less than 30 days from the date of written notice of termination.

13.  Applicable Law
     --------------
The Agent represents that it has all the necessary power and authority to perform its obligations under this Agreement, that the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary action and will not violate any law, regulation or other restriction or provision applicable to it or by which it is bound, and that this Agreement constitutes a legal, valid and binding obligation enforceable against Agent in accordance with its terms. This agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.


Attest:
          ---------------------------          -------------------------------
                                               CoreStates Bank, N.A.


Attest:
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